UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X] Filed by the Registrant
[   ] Filed by a Party other than the Registrant

Check the appropriate box:

[X] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a -11(c) or Section 240.14a -12

REVETT MINERALS INC.
(Name of Registrant as Specified in Its Charter)

Commission File Number:
Not Applicable
(Name of Persons Filing Proxy Statement If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]        No fee required.
[   ]        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

REVETT MINERALS INC.

NOTICE OF THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE is hereby given that the annual and special meeting (the “Meeting”) of the shareholders of Revett Minerals Inc. (the “Company”) will be held at The Conference Centre at the OBA, 20 Toronto Street, 2nd Floor, Toronto, ON M5C 2B8 on May 30, 2012 at 1:30 p.m. (Eastern Daylight Time), for the following purposes:

1.	To receive the consolidated financial statements of the Company for the financial year ended December 31, 2011 and the report of the auditors thereon.

2.	To elect directors.

3.	To appoint auditors and to authorize the directors to fix their remuneration.

4.	To consider and, if thought desirable, to approve an amendment to the terms of outstanding warrants.

5.	To approve the advisory vote on executive compensation.

6.	To transact such further and other business as may properly come before the Meeting or any postponement or adjournment thereof.

A shareholder wishing to be represented by proxy at the Meeting or any postponement or adjournment thereof must deposit his or her duly executed form of proxy with the Company’s transfer agent and registrar, Computershare Investor Services Inc., 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, Attention: Proxy Department, or by facsimile to (416) 263-9524 or 1-866-249-7775 not later than 1:30 p.m. (Eastern Daylight Time) on May 28, 2012 or, if the Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any postponement or adjournment of the Meeting. A shareholder may also vote by telephone or via the Internet by following the instructions on the form of proxy. If a shareholder votes by telephone or via the Internet, completion or return of the proxy form is not needed. The directors of the Company have fixed the close of business on April 23, 2012 as the record date for the determination of the shareholders of the Company entitled to receive notice of the Meeting and to vote at the Meeting.

A management information circular and form of proxy accompany this Notice.

DATED this 23rd day of April, 2012.

By Order of the Board

“Kenneth Eickerman”
Kenneth Eickerman
Chief Financial Officer

REVETT MINERALS INC.

MANAGEMENT INFORMATION CIRCULAR

PART ONE - VOTING INFORMATION

SOLICITATION OF PROXIES

This Management Information Circular (the “Circular”) is furnished in connection with the solicitation by management of Revett Minerals Inc. (the “Company”) of proxies to be used at the annual and special meeting of shareholders of the Company (the “Meeting”) to be held on May 30, 2012 at the time and place and for the purposes set forth in the accompanying Notice of Meeting (the “Notice”). It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally or by telephone by the directors, officers and employees of the Company who will not receive any additional compensation for such services. The cost of solicitation by management will be borne by the Company.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are directors and officers of the Company. A shareholder desiring to appoint some other person (who need not be a shareholder) to represent the shareholder at the Meeting may do so either by inserting such person’s name in the blank space provided in the applicable form of proxy or by completing another proper form of proxy and, in either case, depositing his or her duly executed form of proxy with the Company’s transfer agent and registrar, Computershare Investor Services Inc., 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, Attention: Proxy Department, or by facsimile to (416) 263-9524 or 1-866-249-7775 not later than 1:30 p.m. (Eastern Daylight Time) on May 28, 2012 or, if the Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any postponement or adjournment of the Meeting. You may also vote by telephone or via the Internet by following the instructions on the form of proxy. If you vote by telephone or via the Internet, do not complete or return the proxy form.

In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholder or by his attorney authorized in writing and deposited either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any postponement or adjournment thereof, at which the proxy is to be used or with the Chairman of the Meeting on the day of the Meeting, or postponement or adjournment thereof, and upon either of such deposits the proxy is revoked.

EXERCISE OF DISCRETION BY PROXIES

The person named in the enclosed form of proxy will vote or withhold from voting the common shares in respect of which he is appointed in accordance with the direction of the shareholder appointing him. If the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In the absence of any direction to the contrary, all common shares represented by proxy will be voted; (i) FOR the election of directors; (ii) FOR the appointment of auditors and authorizing the directors to fix the remuneration of the auditors; (iii) FOR the approval of an amendment to the terms of outstanding warrants; and (iv) FOR the approval of the advisory vote on executive compensation.

The enclosed form of proxy confers discretionary authority upon the person named therein with respect to amendments or variations to matters identified in the Notice and with respect to other matters which may properly come before the Meeting. At the time of printing of this Circular, management of the Company knows of no such amendments, variations or other matters to come before the Meeting. However, if any such amendment, variation or other matter properly comes before the Meeting, it is the intention of the person named in the accompanying form of proxy to vote on such other business in accordance with his best judgment.

NON-REGISTERED HOLDERS

Only registered shareholders of the Company or the persons they appoint as their proxies are permitted to vote at the Meeting. However, in many cases, common shares of the Company beneficially owned by a person (a “Non-Registered Holder”) are registered either: (i) in the name of an intermediary (an “Intermediary”) with whom the Non-Registered Holder deals in respect of the common shares of the Company (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited (“CDS”)) of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101, the Company will have distributed copies of the Notice, this Circular, the form of proxy and the Company’s consolidated financial statements for the financial year ended December 31, 2011 (which includes management’s discussion and analysis) (collectively, the “meeting materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Non-Registered Holders who have not waived the right to receive meeting materials will receive either a voting instruction form or, less frequently, a form of proxy. The purpose of these forms is to permit Non-Registered Holders to direct the voting of the shares they beneficially own. Non-Registered Holders should follow the procedures set out below, depending on which type of form they receive.

(a)

Voting Instruction Form. In most cases, a Non-Registered Holder will receive, as part of the meeting materials, a voting instruction form. If the Non-Registered Holder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on the Holder’s behalf), the voting instruction form must be completed, signed and returned in accordance with the directions on the form. Voting instruction forms in some cases permit the completion of the voting instruction form by telephone or through the Internet. If a Non-Registered Holder wishes to attend and vote at the Meeting in person (or have another person attend and vote on the Holder’s behalf), the Non-Registered Holder must complete, sign and return the voting instruction form in accordance with the directions provided and a form of proxy giving the right to attend and vote will be forwarded to the Non-Registered Holder.

(b)

Form of Proxy. Less frequently, a Non-Registered Holder will receive, as part of the meeting materials, a form of proxy that has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise uncompleted. If the Non-Registered Holder does not wish to attend and vote at the Meeting in person (or have another person attend and vote on the Holder’s behalf), the Non-Registered Holder must complete the form of proxy and deposit it with the Secretary of the Company c/o Computershare Investor Services Inc., Attention: Proxy Department, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1 or by facsimile to (416) 263-9524 or 1-866-249-7775 or vote by telephone or Internet as described above. If a Non-Registered Holder wishes to attend and vote at the Meeting in person (or have another person attend and vote on the Holder’s behalf), the Non-Registered Holder must strike out the names of the persons named in the proxy and insert the Non-Registered Holder’s (or such other person’s) name in the blank space provided.

Non-Registered Holders should follow the instructions on the forms they receive and contact their Intermediaries promptly if they need assistance.

VOTING SHARES

The authorized capital of the Company consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series. As of April 23, 2012, the Company had outstanding an aggregate of 34,177,553 common shares, each carrying the right to one vote per share. As of April 23, 2012, no preferred shares of the Company were outstanding.

The record date for the determination of shareholders entitled to receive notice of the Meeting and to vote at the Meeting has been fixed as April 23, 2012. In accordance with the provisions of the Canada Business Corporations Act (“CBCA”), the Company will prepare a list of holders of common shares on such record date. Each holder of common shares named in the list will be entitled to one vote per common share shown opposite his or her name on the list at the Meeting.

PRINCIPAL HOLDERS OF VOTING SECURITIES

To the knowledge of the directors and officers of the Company, based on publicly available information as of April 18, 2012, the following table sets forth the only persons or companies who beneficially own or exercise control or direction over 10% or more of the votes attached to the common shares of the Company.

Name	Number of Common Shares	Percentage of Common Shares
Silver Wheaton Corp. (1)	5,041,143	14.8%
Trafigura Beheer B.V.	3,666,667	10.7%

____________________________
Notes:

(1)	Silver Wheaton Corp. also owns warrants exercisable into an additional 244,836 common shares of the Company.

PART TWO - BUSINESS OF THE MEETING

ANNUAL FINANCIAL STATEMENTS

The consolidated financial statements of the Company for the financial year ended December 31, 2011 and the auditors’ report thereon will be placed before the shareholders of the Company at the Meeting.

ELECTION OF DIRECTORS

The articles of the Company provide that the Company shall have not more than 20 directors to be elected annually. Five directors will be elected at the Meeting. Each director will hold office until the next annual meeting or until a successor is duly elected or appointed, unless his office is earlier vacated in accordance with the Company’s by-laws.

The following table and the notes thereto disclose (i) the name of each person proposed to be nominated by management for election as a director; (ii) all positions and offices with the Company now held by him; (iii) his principal occupation; (iv) his period of service as a director of the Company; and (v) the approximate number of common shares of the Company beneficially owned, or controlled or directed, directly or indirectly, by him as at April 23, 2012. Proxies in favour of management nominees will be voted FOR the election of the proposed nominees in the absence of directions to the contrary from the shareholders appointing them. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the person named in the enclosed form of proxy reserves the right to vote for another nominee in his discretion. All of the nominees currently serve as directors of the Company and their terms of office are to expire upon the termination of the Meeting. The information below as to the number of common shares of the Company owned by nominees for election as directors is not within the knowledge of management and has been furnished by the nominees themselves.

Name(1)	Office Held	Principal Occupation	Date First Elected/Appointed	No. of Shares
JOHN G. SHANAHAN Connecticut, U.S.A.	President and Chief Executive Officer and Director	President and CEO of the Company	December 2004	412,472(2)
TIMOTHY R. LINDSEY Texas, U.S.A.	Chairman of the Board and Director	Principal, Lindsey Energy & Natural Resources	April 2009	412,866(3)
ALBERT F. APPLETON New York, U.S.A.	Director	Environmental and Public Finance Consultant	June 2010	23,396(4)
LARRY OKADA British Columbia, Canada	Director	Chief Financial Officer of BCGold Corp.	December 2009	1,004(5)
JOHN B. MCCOMBE Ontario, Canada	Director	Chief Operating Officer of Dalradian Resources Inc.	November 2010	1,004(6)

____________________________
Notes:

(1)	Reference is made to “Committees of the Board of Directors” below.
(2)

Mr. Shanahan also holds options to purchase 175,000 common shares of the Company at exercise prices ranging from US$0.45 to US$4.98 per share of which 55,000 are exercisable until September 10, 2014, 30,000 are exercisable until March 30, 2015, 40,000 are exercisable until March 21, 2016 and 50,000 are exercisable until April 1, 2017.

(3)

Mr. Lindsey also holds options for the purchase of 175,000 common shares of the Company at exercise prices ranging from US$0.45 to US$4.98 per share of which 55,000 are exercisable until September 10, 2014, 30,000 are exercisable until March 30, 2015, 40,000 are exercisable until March 21, 2016 and 50,000 are exercisable until April 1, 2017.

(4)

Mr. Appleton also holds options for the purchase of 90,000 common shares of the Company at exercise prices ranging from US$4.18 to US$4.98 per share of which 40,000 are exercisable until March 21, 2016 and 50,000 are exercisable until April 1, 2017.

(5)

Held through Larry M Okada Inc. Mr. Okada holds options for the purchase of 150,000 common shares of the Company at exercise prices ranging from US$1.65 to US$4.98 per share of which 30,000 are exercisable until December 30, 2014, 30,000 are exercisable until March 30, 2015, 40,000 are exercisable until March 21, 2016 and 50,000 are exercisable until April 1, 2017.

(6)

Mr. McCombe holds options for the purchase of 110,000 common shares of the Company at exercise prices ranging from US$2.50 to US$4.98 per share of which 20,000 are exercisable until November 1, 2015, 40,000 are exercisable until March 21, 2016 and 50,000 are exercisable until April 1, 2017.

Except as noted below, each proposed nominee has been engaged for more than five years in his present principal occupation.

John G. Shanahan - President, Chief Executive Officer and Director. Mr. Shanahan was named the Company's President and CEO in October 2008. Prior to becoming CEO, Mr. Shanahan was the chairman of the board of directors from 2005 until April 2009. Mr. Shanahan's background is in commodity price risk management and he has held senior management positions with Barclays Capital, Rothschild Inc., Pasminco Ltd, and Australian Mining and Smelting. Mr. Shanahan is also a director of Mediterranean Resources and Condor Blanco Mines Ltd. Mr. Shanahan holds a bachelor of commerce degree from the University of Melbourne, a graduate diploma in Systems Analysis and Design from the Royal Melbourne Institute of Technology, and an MBA degree from the Columbia School of Business.

Timothy R. Lindsey - Director and Chairman of the Board. Mr. Lindsey has over thirty years of technical and executive leadership in energy and mineral exploration, production and business development in the U.S., Canada, Africa, Europe, Latin America, the CIS and Asia-Pacific. Early in his career he worked as an exploration geologist on several base-metal projects. From 1975 until 2003, Mr. Lindsey held various senior management positions with Marathon Oil (MRO: NYSE) in both U.S. and International exploration and production. He was employed by The Houston Exploration Company (THX: NYSE) from 2003-2005 as Senior Vice President. From March 2005 to the present, Mr. Lindsey has been a Principal of Lindsey Energy and Natural Resources, an independent consulting firm specializing in energy and mining industry issues. He has served on both public and private company Boards and currently serves (since 2006) as a Director for Daybreak Oil and Gas (DBRM.OB). Mr. Lindsey received a bachelor of science in geology from Eastern Washington University and completed graduate studies-economic geology at the University of Montana. He also completed the Advanced Executive Program at Northwestern University and is a member of several professional associations.

On February 27, 2009, Challenger Energy Corporation (a company of which Mr. Lindsey is a former director) obtained an order for protection under the Companies’ Creditors Arrangement Act (the “CCAA”). On March 9, 2009, Challenger announced that it had received notice from what was then known as NYSE Alternext that it had filed a delisting application with the Securities and Exchange Commission in response to Challenger’s announcement of the order under the CCAA. On September 15, 2009, Challenger successfully emerged from CCAA protection under a plan of arrangement and corporate merger.

Albert F. Appleton - Director. Mr. Appleton has been an international environmental and public finance consultant since 2005. From 1994 to 2005, Mr. Appleton was a Senior Fellow of Infrastructure at the New York City Regional Plan Association and from 1990 to 1993 he was Commissioner of the New York City Department of Environmental Protection and Director of the New York City Water and Sewer System, where he was noted for his innovations in watershed protection, water conservation and water resource management and finance. Mr. Appleton is a graduate of Gonzaga University and Yale Law School.

Larry Okada - Director. Mr. Okada has extensive public finance and accounting experience with Deloitte & Touche, Staley Okada & Partners, and PricewaterhouseCoopers LLP. Mr. Okada is a Chartered Accountant in British Columbia and Alberta as well as a Certified Public Accountant in Washington State. Mr. Okada is currently a member of various committees with the Institute of Chartered Accountants of British Columbia.

John B. McCombe - Director. McCombe has over 25 years of operating experience in North American and international mining and mineral processing operations. Mr. McCombe is currently the Chief Operating Officer of Dalradian. Prior to that, he served as Senior Vice President - Operating Strategy at IAMGOLD Corporation. Mr. McCombe graduated from Queen's University in 1983 with a Bachelor of Science in Mining Engineering and is a member of the Canadian Institute of Mining and Metallurgy. Upon graduation Mr. McCombe joined Dickenson Mines (now Goldcorp) at their Red Lake operation where he held various mine and mill superintendent positions. From 1995 to 2005, Mr. McCombe was with Breakwater Resources where he was responsible for global operations.

Committees of the Board of Directors

The Company’s board of directors has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, a Safety Committee and an Environmental Committee.

The current members of the Audit Committee include the chair of the committee, Larry Okada (independent), Timothy R. Lindsey (independent) and John B. McCombe (independent).

The current members of the Compensation Committee include the chair of the committee, Timothy R. Lindsey (independent), Albert F. Appleton (independent) and Larry Okada (independent).

The current members of the Corporate Governance and Nominating Committee include the chair of the committee, Larry Okada (independent), Albert F. Appleton (independent) and John B. McCombe (independent).

The current members of the Safety Committee include the chair of the committee, John B. McCombe (independent), Timothy R. Lindsey (independent) and John G. Shanahan (not independent).

The current members of the Environmental Committee include the chair of the committee, Albert F. Appleton (independent), Timothy R. Lindsey (independent) and John G. Shanahan (not independent).

See Part Four - Audit Committee Information and Part Five - Statement of Corporate Governance Practices.

APPOINTMENT OF AUDITORS

Proxies received in favour of management will be voted FOR the appointment of KPMG LLP, Chartered Accountants, as auditors of the Company to hold office until the next annual meeting of shareholders and the authorization of the directors to fix their remuneration unless the shareholder has specified in the proxy that his or her shares are to be withheld from voting in respect thereof. KPMG LLP (Canadian member firm of the independent member firms affiliated with KPMG International Cooperative) was first appointed as auditors of the Company on August 24, 2004. KPMG LLP (the U.S. member firm of KPMG International) was appointed as auditors of the Company on December 2, 2011. In order to be effective, the appointment of KPMG LLP must be approved by a majority of the votes cast at the Meeting by shareholders voting in person or by proxy.

AMENDMENT OF WARRANTS

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, to pass a resolution (“Warrant Amendment Resolution”), the full text of which is attached as Appendix A to this Circular, with or without variation, to approve an amendment to the terms of the Company’s outstanding warrants such that any holder exercising the warrants prior to the expiry date of the warrants will have the right to do so at a discounted exercise price described in greater detail below:

Number of Warrants	Exercise price	Expiration
128,011	Cdn$1.75	August 24, 2013
244,836	Cdn$1.75	August 31, 2013
1,071,427	US $1.81	August 24, 2013
1,444,274

The discounted exercise price (which shall be rounded to the nearest whole cent) shall be determined using a discount rate equal to LIBOR plus 3.5% per annum (based on a 360 day year), which is also the Company’s borrowing rate under the revolving facility established by a subsidiary of the Company in December 2011. For the purposes of such discount rate, LIBOR is defined as the rate per annum equal to the British Bankers Association LIBOR Rate, as published by Reuters at approximately 11:00 a.m., London time, on the last business day prior to the date of exercise, with reference to the rate for terms of one year, six months, three months and one month, in accordance with the following table:

Number of Days prior to Expiry Date	LIBOR Rate
One year or more	one year LIBOR
Between six months and one year less a day	linear interpolation between the six month and one year LIBOR rates calculated with reference to the actual number of days prior to the expiry date
Between three months and six months less a day	linear interpolation between the three month and six month LIBOR rates calculated with reference to the actual number of days prior to the expiry date
Between one month and three months less a day	linear interpolation between the one month and three month LIBOR rates calculated with reference to the actual number of days prior to the expiry date
Less than one month	linear interpolation between 0% and the one month LIBOR rate calculated with reference to the actual number of days prior to the expiry date.

Strictly for illustrative purposes, and using the following assumed rates of LIBOR, the following tables show the exercise price that would apply at the exercise dates indicated.

Assumed LIBOR rates: 1.05% per annum for one year term; 0.73% per annum for six month term, 0.47% per annum for three month term and 0.24% per annum for one month term. LIBOR rates change over time and there are no assurances that the discount rates included in the following tables will be applicable at the exercise dates indicated.

Warrants Exercisable at Cdn$1.75 until August 24, 2013

Assumed	Days to	Interpolated	Annual	Discounted
Exercise Date	Expiry	Libor Annual	Discount	Exercise Price
		Rate	Rate	(Cdn)
01-Jun-2012	449	1.05%	4.55%	$1.65
01-Sep-2012	357	1.04%	4.54%	$1.67
01-Dec-2012	266	0.88%	4.38%	$1.69
01-Mar-2013	176	0.72%	4.22%	$1.71
01-Jun-2013	84	0.44%	3.94%	$1.73
01-Aug-2013	23	0.18%	3.68%	$1.75
24-Aug-2013	-	0.00%	3.50%	$1.75

Warrants Exercisable at Cdn$1.75 until August 31, 2013

Exercise Date	Days to	Interpolated	Annual	Discounted
	Expiry	Libor Annual	Discount	Exercise Price
		Rate	Rate	(Cdn)
01-Jun-2012	456	1.05%	4.55%	$1.65
01-Sep-2012	364	1.05%	4.55%	$1.67
01-Dec-2012	273	0.89%	4.39%	$1.69
01-Mar-2013	183	0.73%	4.23%	$1.71
01-Jun-2013	91	0.47%	3.97%	$1.73
01-Aug-2013	30	0.23%	3.73%	$1.74
31-Aug-2013	-	0.00%	3.50%	$1.75

Warrants Exercisable at US$1.81 until August 24, 2013

Exercise Date	Days to	Interpolated	Annual	Discounted
	Expiry	Libor Annual	Discount	Exercise Price
		Rate	Rate	(US)
01-Jun-2012	449	1.05%	4.55%	$1.71
01-Sep-2012	357	1.04%	4.54%	$1.73
01-Dec-2012	266	0.88%	4.38%	$1.75
01-Mar-2013	176	0.72%	4.22%	$1.77
01-Jun-2013	84	0.44%	3.94%	$1.79
01-Aug-2013	23	0.18%	3.68%	$1.81
24-Aug-2013	-	0.00%	3.50%	$1.81

In order to illustrate the impact of changes in the LIBOR rate to the discounted exercise price, if the assumsed LIBOR rate were 5% for an exercise on June 1, 2012, the discounted exercise price would be Cdn$1.56 for each of the warrants currently exercisable at Cdn$1.75 and the discounted exercise price would be US$1.62 for each of the warrants currently exercisable at US$1.81.

The Toronto Stock Exchange requires shareholder approval for an amendment of the exercise price of in-the-money warrants. The Toronto Stock Exchange has given its conditional approval, subject to the receipt of shareholder approval and fulfilling the other requirements of the Toronto Stock Exchange. To be effective, the Warrant Amendment Resolution must be approved by a majority of the votes cast by shareholders, present in person or represented by proxy at the Meeting, excluding the votes held by those shareholders that hold any of the warrants. None of the directors or officers of the Company holds any of the warrants.

The directors of the Company have approved the proposed amendments as they believe the Company will benefit as follows:

(a)

warrants that have exercise prices denominated in Canadian dollars are required under US GAAP to be treated as a derivative liability and as such they must be recognized on a quarterly basis at fair value. A change in the fair value of the warrants are recognized as earnings until such time as the warrants are exercised or expire. If the proposed amendments to the warrants result in the early exercise of some or all of the warrants having a Canadian dollar exercise price, the Company will benefit from reduced variability in quarterly income resulting from the accounting treatment of such warrants; and

(b)

all of the warrants are deep in-the-money and as such have a high likelihood of being exercised prior to expiration. The proposed amendments may encourage holders of warrants to exercise early, resulting in the Company receiving proceeds sooner rather than later.

It is the intention of the persons named in the enclosed form of proxy, if not expressly directed to the contrary in such form of proxy, to vote the proxy FOR the Warrant Amendment Resolution.

APPROVAL OF EXECUTIVE COMPENSATION

The Company is a reporting issuer within the meaning of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). As required by Rule 14a-21(a) of the U.S. Exchange Act, the Company is seeking an advisory vote on the compensation of the Company’s named executive officers disclosed in the section of this Circular entitled “Part Three – Executive Compensation.” Shareholders are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the U.S. Exchange Act as set out in the section of this Circular entitled “Part Three – Executive Compensation”, including the compensation discussion and analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Company is committed to responsible and effective compensation practices. The Company seeks to balance the need to compensate its employees fairly and competitively based on their performance, while assuring that their compensation reflects principles that reward long-term contributions to sustained profitability. The Company’s programs aim to: enhance shareholder value through responsible practices, facilitate competitiveness by attracting and retaining the best talent, promote meritocracy by recognizing employee contributions, and promote safety and stewardship through sound incentive compensation practices.

As this is an advisory vote, the results will not abrogate compensation decisions that have already been made. However, in considering the Company’s approach to compensation in the future, the board will take into account the results of the vote.

PART THREE - EXECUTIVE COMPENSATION

The following information, which has been prepared in compliance with Item 401 “Executive Compensation” of Reg S-K of the Securities Exchange Act of 1934, has been extracted from the Company’s Form 10-K for the fiscal year ended December 31, 2011. All currencies in this Part are in US dollars unless otherwise indicated.

EXECUTIVE COMPENSATION

Summary Compensation Table.

The following table summarizes the compensation for the fiscal years ended December 31, 2011, 2010 and 2009, of our principal executive officer, principal financial officer and our three other executive officers as of December 31, 2011.

				Option	All Other
Name and Principal		Salary	Bonus(1)	Awards(2)	Compensation	Total
Position	Year	($)	($)	($)	($)	($)

John G. Shanahan (3)	2011	300,000	60,500	134,540	-	495,040
President and Chief	2010	285,000	-	47,550	100,000(7)	432,550
Executive Officer	2009	240,000	-	14,850	-	254,850

Kenneth Eickerman(3)	2011	135,000	27,500	67,270	-	229,770
Chief Financial Officer	2010	128,560	-	15,850	30,698(7)	175,108
	2009	98,268	-	12,560	-	110,828

Carson Rife (3),(4)	2011	200,000	40,500	100,905	1,398	342,803
Vice President and Chief	2010	183,231	-	47,550	52,064(4)(7)	282,845
Operating Officer	2009	152,000	-	12,600	1,398	165,998

Monique Hayes (3)	2011	82,500	16,500	67,270	-	166,207
Corporate Secretary	2010	73,834	-	15,850	-	89,684
	2009	-	-	-	-

Douglas Miller (3)	2011	140,000	29,000	67,270	-	236,270
General Manager of the	2010	140,000	-	25,360	18,667(7)	184,027
Troy Mine	2009	126,000	-	13,989	-	139,989

Scott Brunsdon (5)	2011	-	-	-	-	-
Chief Financial Officer	2010	-	-	-	-	-
and Secretary	2009	-	-	-	307,167(5)	307,167

Douglas Ward (6)	2011	-	-	-	-	-
Vice President of	2010	181,834	-	15,850	-	197,684
Corporate Development	2009	128,000	-	12,560	-	140,560

____________________________
Notes:

(1)	2010 bonuses relate to performance during that year, but were awarded in March 2011.
(2)

Options awards were valued using the Black-Scholes option pricing model. For a discussion of the assumptions used in valuing such option awards, see Note 9 to the Company’s consolidated financial statements for the year ended December 31, 2011. There were no forfeitures of option awards for the years shown.

(3)

Reflects salary compensation paid to each of the named individuals during the periods reported. See “Employment Agreements with Executive Officers” for information concerning the named individuals’ base salaries for the year ending December 31, 2011.

(4)	Amounts shown for Mr. Rife under “All other Compensation” include of automobile expense allowance of $1,398.
(5)	Mr. Brunsdon resigned from the Company in December 2008. Pursuant to the terms of his employment agreement, the Company paid him a severance payment of $307,167 in 2009 following his resignation.
(6)	Mr. Ward resigned from the Company on November 30, 2010.
(7)	Amounts shown reflect the value of common shares received during the year.

Grants of Plan-Based Awards.

The following table sets forth information concerning equity incentive plan awards that were granted to our principal executive officer, principal financial officer and our three other executive officers during the year ended December 31, 2011. None of the persons depicted in the table received stock awards or non-equity incentive plan awards during the year. None of such incentive plan awards are contingent on the achievement of performance goals.

Grants of Plan-Based Awards
		Estimated Future Payouts under			Other		Grant
		Equity Incentive Plan Awards			Option	Exercise	Date
	Grant	Threshold	Target	Maximum	Awards	Price	Value
Name	Date	(#)	(#)	(#)	(#)	($)	($)
John Shanahan	3/22/2011	-	n/a	n/a	40,000	4.98	134,540
Ken Eickerman	3/22/2011	-	n/a	n/a	20,000	4.98	67,270
Carson Rife	3/22/2011	-	n/a	n/a	30,000	4.98	100,905
Monique Hayes	3/22/2011	-	n/a	n/a	20,000	4.98	67,270
Douglas Miller	3/22/2011	-	n/a	n/a	20,000	4.98	67,270

Outstanding Equity Awards at Fiscal Year-End.

The following table sets forth information concerning the outstanding equity awards at December 31, 2011 held by our principal executive officer, principal financial officer and our three other executive officers:

Outstanding Equity Awards at Fiscal Year-End
	Equity Incentive Plan Awards:
	Number of Securities		Number of Securities
	Underlying Unexercised		Underlying	Average
	Options		Unexercised Unearned	Exercise	Option
	Exercisable	Unexercisable	Options	Price	Expiration
Name	(#)	(#)	(#)	($)	Dates
John Shanahan	125,000	0	0	2.31	2014-2016
Ken Eickerman	38,000	0	0	4.36	2012-2016
Carson Rife	95,000	0	0	2.99	2012-2016
Monique Hayes	20,000	0	0	4.98	2016
Douglas Miller	36,000	0	0	3.72	2012-2016

Options Exercised in Last Fiscal Year.

During the year ended December 31, 2011, the Chief Operating Officer exercised 20,000 stock options and the Corporate Secretary exercised 4,000 stock options.

Employment Agreements with Executive Officers.

Each of our five executive officers has entered into an employment agreement with Revett Silver, our wholly-owned Montana subsidiary. Each agreement is for a term of three years and is renewable annually thereafter, and each provides for the payment of salary and medical and other fringe benefits, the award of stock options, and severance payments in the event the executive officer’s employment is terminated without cause, upon the occurrence of a change in control event, or other than for good reason. A “change in control” event occurs under the agreements when a person or entity beneficially acquires 25 percent or more of our voting securities, or when, in a contested election of directors, the persons who were directors immediately prior to the election contest cease to constitute a majority of the board of directors. “Good reason” is defined in the agreement to include a material change in the executive officer’s duties and responsibilities, a reduction in his salary or medical and other fringe benefits or, following a change in control, the Company’s failure to enter into a replacement employment agreement with the executive officer that is reasonably satisfactory to him.

Our agreement with John Shanahan is dated January 1, 2010 and provides for an annual base salary of $300,000, subject to periodic adjustments. If Mr. Shanahan’s employment is terminated without cause, he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, he is entitled to 36 months of salary and twelve months of benefits. Mr. Shanahan may terminate the agreement unilaterally upon one month’s notice.

Our agreement with Kenneth Eickerman is dated May 30, 2007, amended January 16, 2010, and provides for an annual base salary of $135,000, subject to periodic adjustment. If Mr. Eickerman’s employment is terminated without cause, he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, he is entitled to 36 months of salary and twelve months of benefits. Mr. Eickerman may terminate the agreement unilaterally upon one month’s notice.

Our agreement with Carson Rife is dated February 1, 2004, amended December 1, 2010, and provides for an annual base salary of $200,000, subject to periodic adjustment. If Mr. Rife’s employment is terminated without cause, he is entitled to eighteen months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, he is entitled to 36 months of salary and twelve months of benefits. Mr. Rife may terminate the agreement unilaterally upon one month’s notice.

Our agreement with Monique Hayes is dated December 1, 2010 and provides for an annual base salary of $82,500, subject to periodic adjustment. If Ms. Hayes’s employment is terminated without cause, she is entitled to eighteen months of salary and twelve months of benefits. If she is terminated following a change of control event or other than for good reason, she is entitled to 36 months of salary and twelve months of benefits. Ms. Hayes may terminate the agreement unilaterally upon one month’s notice.

Our agreement with Douglas Miller is dated September 9, 2009, and provides for an annual base salary of $135,000, subject to periodic adjustment. If Mr. Miller’s employment is terminated without cause, he is entitled to twelve months of salary and twelve months of benefits. If he is terminated following a change of control event or other than for good reason, he is entitled to twenty four months of salary and twelve months of benefits. Mr. Miller may terminate the agreement unilaterally upon one month’s notice.

Compensation of Directors.

The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2011. John Shanahan was also an executive officer of the Company. None of our directors received any other form of compensation during the year.

Director Compensation
	Fees earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
John G. Shanahan
John B. McCombe	28,331	134,540	5,000	167,871
Albert Appleton	36,219	134,540	5,000	175,759
Timothy R. Lindsey	46,247	134,540	49,999	230,786
Larry M. Okada	43,557	134,540	5,000	183,097

____________________________

During the year ended December 31, 2011, directors other than Mr. Shanahan received an annual retainer of $25,000. In addition to these payments, the chairman of the board of directors received an additional $15,000 per year for serving as chairman. The chairman of the Audit Committee received $10,000 per year. The chair of the Compensation, Corporate Governance and Nominating, Safety, and Environmental Committees each received an additional $5,000 per year. Directors are also reimbursed for travel expenses incurred in connection with their attendance at board and committee meetings, and directors who are not also executive officers are eligible to receive stock options under the Company’s equity incentive plan.

Compensation Discussion and Analysis.

Our Compensation Philosophy and Policies. Our executive compensation philosophy has been designed with the following objectives: to attract and retain the best possible executive talent; to provide an economic framework to motivate these executives to achieve goals consistent with our business strategy; to provide an alignment between executive and shareholder interests through stock option plans; to be competitive within our peer group of mining companies; and to provide a compensation package that recognizes an executive's individual results and contributions to the Company's relative and absolute performance.

Salary. The key elements to our executive compensation philosophy are salary, cash and stock bonus awards and incentive stock options. Salaries are based on the position held, the executive officer’s experience and performance, and the market for executive talent, the latter of which provides a comparison of salaries for similar positions at other mining companies.

Typically, the principal executive officer of the Company makes recommendations to the committee concerning individual salary levels, bonuses, equity based incentives and other forms of compensation for all of the executive officers other than himself, which are then reviewed and submitted to the full board for approval. The Compensation Committee makes its own recommendation concerning the principal executive officer’s salary, bonus and other types of compensation. The other executive officers play no role with respect to their compensation other than to meet with the Compensation Committee to establish agreed goals and objectives that are determinative of their respective bonuses. These goals and objectives are established at the beginning of each fiscal year. The board of directors has traditionally maintained salary compensation at levels roughly in line with those of other companies within our peer group.

Incentive Compensation. Executive officers of the Company are eligible to receive stock option awards and cash and stock bonuses. Stock option awards, whose value is a function of increases or decreases in the Company’s share price, are intended to provide incentives to attain longer term growth and performance objectives and enhance shareholder value. Cash and stock bonuses are intended to reflect shorter term (usually annual) accomplishments.

During the year ended December 31, 2011, the Compensation Committee and the board continued to modify and improve the formula-driven bonus plan for the Company’s executive officers that was first developed in 2006. This plan established the executive’s potential cash bonus at the beginning of the year (expressed as a percentage of the executive’s base salary) and the evaluation is based upon certain performance criteria using a weighted average approach. The criteria established for each of the executive officers is detailed below. The specific criteria and the individual weighting may change from year to year based upon the executive’s specific role with the Company, but include a combination of goals relating to the Company’s overall financial performance and the specific, individual goals that have been set for the executive, plus a discretionary element established by the board on the recommendation of the Compensation Committee. The following table sets forth the relative weighting of targeted performance areas that were established by the Compensation Committee and approved by the board of directors for each of the Company’s five executive officers for the year ending December 31, 2011:

Objective	John Shanahan	Ken Eickerman	Carson Rife	Doug Miller	Monique Hayes
Stock price performance	15%	15%	15%	15%	15%
Cash flow and profitability	10%	15%	15%	15%	5%
Financing	10%	10%	5%	5%	10%
Safety performance	15%	10%	20%	20%	10%
Governmental relations	10%	5%	10%	10%	5%
Investor/public relations	10%	10%	5%	5%	15%
Strategy and positioning	10%	10%	10%	10%	10%
Corporate governance	5%	10%	5%	5%	15%
Discretionary	15%	15%	15%	15%	15%

The cash flow and profitability objectives will be measured against internal cash flow and mine throughput targets, and metal price assumptions. The safety performance objective will be measured by the lost time accident rate in the current year versus the prior year. Governmental relations and investor/public relations objectives are inherently more difficult to measure and will necessarily involve subjective determinations of the Company’s relationships with the permitting agencies, local stakeholders and elected officials; the tone and quality of the Company’s press coverage; the Company’s relationship with its shareholders; and its progress in meeting its goal of increasing the retail and institutional ownership of its common stock. The strategy and positioning objective is likewise less susceptible to measurement, and will involve an assessment of management’s ability to develop and implement a business strategy that will increase shareholder value and position the Company to take advantage of opportunities in the mining industry. The corporate governance objective will be measured by management’s ability to develop and implement financial control, governance and oversight procedures that comply with applicable law and ensure the integrity of its reported financial and non-financial information.

The Compensation Committee and board of directors awarded cash bonuses during the year ended December 31, 2011, to the persons and in the amounts set forth in the executive compensation table above. These bonuses were given in recognition of their ongoing efforts to grow the Company and obtain permits relating to Rock Creek during the prior year. During 2011, the Compensation Committee and the board also awarded a total of 130,000 stock options to five executive officers and a total of 160,000 stock options to those of our directors who are not also executive officers. In future years, the Compensation Committee will likely emphasize both cash bonuses and stock option awards in fashioning executive compensation.

Compensation of the Principal Executive Officer. On January 1, 2010, the Company and John Shanahan entered into an employment contract which provides for an annual salary of $300,000. During the year ended December 31, 2011, Mr. Shanahan was awarded 40,000 stock options with an exercise price of $4.98 per share. These stock options are immediately vested, expire on March 21, 2016 and had a Black – Scholes fair value of $145,680 at the time the stock options were issued. In addition, Mr. Shanahan received a bonus of $60,500 for 2011.

Stock Option Plan.

The Company maintains an equity incentive plan (the “Plan”) that provides for the issuance of stock options, stock appreciation rights and shares of common stock in satisfaction of amounts owing for services. The Plan was adopted by the Company’s shareholders on June 19, 2007, and amended on June 16, 2009, and again on June 21, 2011 and is administered by the Compensation Committee and by the board. The material provisions of the Plan and other relevant information are as follows:

  Directors, executive officers, employees and consultants to the Company including its subsidiaries are eligible to participate in the Plan.

  A maximum of 6,500,000 common shares (representing approximately 19% of the issued and outstanding common shares of the Company as of the date hereof), are available for issuance under the Plan.

  Options for the purchase of a total of 2,633,000 common shares (representing approximately [7.7%] of the issued and outstanding common shares of the Company as of the date of hereof) have been granted and are outstanding under the Plan.

  The maximum number of common shares with respect to which grants may be made to any one individual under the Plan, together with any common shares reserved for issuance to such individual under any other stock option plan or arrangement, may not exceed 5% of the number of outstanding common shares of the Company. In addition, the maximum number of common shares with respect to which grants may be made to insiders under all share compensation arrangements at any time may not exceed 10% of the issued and outstanding common shares of the Company and the maximum number of common shares issued to insiders, within a one year period, under all share compensation arrangements may not exceed 10% of the issued and outstanding common shares of the Company.

  The purchase price or exercise price of a common share reserved for issuance pursuant to options granted under the Plan is determined by the board of directors of the Company, taking into account any applicable rules of the Toronto Stock Exchange. However, in no event can the price be less than the closing price of the common shares on the Toronto Stock Exchange on the trading date immediately preceding the date of grant.

  A stock appreciation right may be granted under the Plan at the time an option is granted, or any time during the term of an option, and upon exercise of a stock appreciation right, the related option is cancelled to the extent unexercised, and the holder is entitled to receive payment of an amount equal to the difference between the then current market price and the exercise price. Payment of the appreciated value of the common share may be solely in cash, in common shares, or a combination thereof, in the discretion of the Compensation Committee and the board. Upon exercising an option, any related stock appreciation right is cancelled. No stock appreciation rights had been granted as of the date hereof.

  Options vest at such times as the Compensation Committee or the board determine at the time of grant, provided that, subsequent to the time of grant, the Compensation Committee or the board may in their discretion permit an optionee to exercise any or all unvested options.

  No option can have a term of more than ten years measured from the date of grant.

  Each option must specify the effect of termination of employment on the holder’s right to exercise the option. With respect to those options that have been granted as of the date hereof, the termination of an optionee’s employment for cause or his or her resignation for other than good reason terminates any unexercised options he or she may hold. If an optionee’s employment is terminated for reasons other than for cause or because of death or disability, or if an optionee resigns for good reason, then the unexercised options generally may be exercised for a period of one year following termination, but in no event after the expiry date of the option, subject to the discretion of the board to amend such provisions provided such amendment is not detrimental to the holder.

  Options granted pursuant to the Plan are non-assignable otherwise than by will or the laws of descent and distribution.

  On June 19, 2007, the shareholders of the Company approved an amendment to the Plan that clarified the nature of amendments that may be made to the Plan with and without obtaining shareholder approval.

  The board of directors of the Company may at any time, subject to the provisions below, amend, suspend or terminate the Plan, or any portion thereof, or awards or grants made thereunder provided that no change in any award or grant previously made may be made which would impair the rights of the optionee or grantee thereunder without the consent of the affected optionee or grantee. Without limiting the generality of the foregoing, the board of directors of the Company may make the following types of amendments to the Plan or awards or grants made thereunder without shareholder approval:
(a)

amendments of a ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(b)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange);

(c)	amendments respecting administration of the Plan;

(d)	any amendment to the vesting provisions of the Plan or any option;

(e)

any amendment to the early termination provisions of the Plan or any option, whether or not such option is held by an insider, provided such amendment does not entail an extension beyond the original expiry date;

(f)

any amendment to the termination provisions of the Plan or any option, other than an amendment extending the term of an option, provided any such amendment does not entail an extension of the expiry date of such option beyond its original expiry date;

(g)	the addition or modification of any form of financial assistance by the Company;

(h)

the addition or modification of a cashless exercise feature, payable in cash or common shares, whether or not there is a full deduction of the number of underlying common shares from the Plan reserve; and

(i)

any other amendments, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including without limitation, the rules, regulations and policies of the Toronto Stock Exchange).

Shareholder approval will be required for the following types of amendments to the Plan or awards or grants made thereunder:

(a)

increases to the number of common shares issuable under the Plan, including an increase to a fixed maximum number of common shares or a change from a fixed maximum number of common shares to a fixed maximum percentage;

(b)	any amendment which reduces the exercise price of an option or a cancellation and re- grant at a lower price less than three months after the related cancellation;

(c)	any amendment extending the term of an option beyond its original expiry date;

(d)	any amendment broadening any limits imposed on non-employee director participation under the Plan;

(e)	any amendment respecting transferability or assignability of awards or options under the Plan, other than for normal estate settlement purposes; and

(f)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and polices of the Toronto Stock Exchange).

Equity Compensation Plan Information.

The following table sets forth certain information concerning options that have been granted pursuant to the Plan as of December 31, 2011.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a)) (c)
Equity compensation plans approved by securityholders	1,660,500	$3.75	3,507,374
Equity compensation plans not approved by securityholders	—	—	—
Total	1,660,500	$3.75	3,507,374

PART FOUR - AUDIT COMMITTEE INFORMATION

Additional information on the Audit Committee of the board of directors of the Company can be found on pages 40-41 of the Company’s Form 10-K for the fiscal year ended December 31, 2011, which is filed on SEDAR at www.sedar.com. A copy of this document can also be obtained from the Company as set out below under “Additional Information.”

PART FIVE - STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The following describes the Company’s approach to corporate governance as well as the current composition of the board.

The Board of Directors

The Company’s board currently consists of five directors, four of whom are independent. The independent directors are Timothy R. Lindsey, Larry Okada, Albert Appleton and John McCombe.

John G. Shanahan is not considered independent because he is the President and Chief Executive Officer of the Company.

The following directors are also directors of other reporting issuers (or equivalent), as indicated:

Name	Issuer
Timothy R. Lindsey	Daybreak Oil and Gas, Inc. (DBRM.OB) Rock Energy Resources, Inc. (RCKE.OB)
Larry Okada	Forum Uranium Corp. (TSXV)
John Shanahan	Mediterranean Resources Ltd. (TSX, Frankfurt) Condor Blanco Mines Ltd. (ASX, Frankfurt)

At most regularly scheduled meetings of the board of directors, the independent directors make time available to meet independent of management. In the financial year ended December 31, 2011, three board meetings were held and the board met independent of management and Mr. Shanahan prior to or during each of those meetings.

Mr. Lindsey (independent) is the chairman of the board. As the chair, Mr. Lindsey is responsible for determining the frequency and content of board meetings as well as ensuring that the directors are provided meeting materials in a timely manner and that the board meetings and briefing materials are informative. He is responsible for canvassing the other directors to ensure that the agenda for board meetings and discussions at board meetings meet the expectations of the other directors. Also as the chair, Mr. Lindsey is responsible for ensuring that board meetings are conducted in an orderly and responsible manner and all directors have an opportunity to question management as to the performance of the Company. Mr. Lindsey will also act as the chair of the Company’s annual meeting of shareholders.

The attendance record of each director for all board meetings held since the beginning of the Company’s financial year ended December 31, 2011 is as follows:

Name	Number of Board Meetings Attended
Timothy R. Lindsey	3 out of 3
Larry Okada	3 out of 3
Albert Appleton	3 out of 3
John S. Shanahan	3 out of 3
John McCombe	3 out of 3

Board Mandate and Management Responsibilities

The board has adopted a Charter for the Board of Directors (the “Charter”), the text of which is set out in Appendix B attached hereto. In the Charter, the board is responsible for the stewardship of the business and for acting in the best interest of the Company and enhancing long term value for its shareholders in a manner that recognizes the concerns of other stakeholders in the Company, including its employees and the communities in which it operates.

To assist the board in the implementation of its mandate, the board has delegated some responsibilities to certain committees, being the Compensation Committee, the Audit Committee, the Corporate Governance and Nominating Committee, the Environmental Committee and the Safety Committee. The board has reviewed and approved the mandate, structure and composition of each of these committees. These committees also report back to the board on their activities and findings. The board will then review and, if appropriate, approve the recommendations of the committees.

The board selects and appoints the Company’s chief executive officer, and through him reviews the appointments of the other officers and senior management of the Company. The board also appoints the chairman and the members of the committees of the board. The board approves strategy, sets objectives, performance targets and approves internal control policies of the Company. Finally, the board evaluates the performance of the senior management of the Company and reviews and approves their compensation and, if necessary, has the authority to replace them.

At each regularly scheduled meeting, the board reviews the performance of the Company and periodically reviews the performance of management. Throughout the year, the board reviews the operating, exploration and administrative budgets and actual performance compared to the budget. The board also visits each principal operation at least annually. All acquisitions, divestitures and material investments are also approved by the board.

The board evaluates the risk management plans implemented by management and will also review the Company’s succession plans. The hiring and retention of the chief executive officer is the specific responsibility of the board.

The board approves all annual financial statements of the Company and all correspondence with the shareholders of the Company. The Audit Committee approves the quarterly financial statements; however the board will typically review the quarterly earnings press releases and MD&A. The board seeks to ensure that the Company communicates effectively with shareholders and other stakeholders, as appropriate. The board has adopted a Timely Disclosure, Confidentiality and Insider Trading Policy to ensure that the actions of insiders are in accordance with regulatory guidelines and that all disclosure is appropriately handled.

The board ensures that mechanisms are in place to guide the organization in its activities. The board reviews and approves a broad range of internal control and management systems and it recommends to shareholders the appointment of the Company’s independent auditors. The board requires management to comply with all legal and regulatory requirements with respect to the Company’s activities.

Position Descriptions

The board has adopted a position description for the chairman of the board and the chair of each committee of the board. The chairman of the board (Timothy R. Lindsey - independent) is responsible for chairing all meetings of the board in a manner that promotes meaningful discussion, providing leadership to the board to enhance the board’s effectiveness, managing the board, acting as a liaison between the board and the management of the Company to ensure that relationships between the board and management are conducted in a professional and constructive manner and, at the request of the board, representing the Company to external groups such as shareholders and other stakeholders, including community groups and governments. The chair of the Audit Committee (Larry Okada - independent) is responsible for ensuring that the Audit Committee functions in accordance with its charter. This is also true for the chair of the Compensation Committee (Timothy R. Lindsey - independent), the chair of the Environmental Committee (Albert Appleton - independent), the chair of the Safety Committee (John McCombe - independent) and the chair of the Corporate Governance and Nominating Committee (Larry Okada - independent).

In addition to the written description for the chairman of the board and the written position descriptions for the chair of each committee, the board has adopted a role statement for the Chief Executive Officer. Pursuant to this role statement, the Chief Executive Officer’s primary role is to manage the Company in an effective, efficient and forward-looking way to fulfil the priorities, goals and objectives determined by the board in the context of the Company’s strategic plans, budgets and responsibilities set out in the role statement with a view to increasing shareholder value.

Orientation and Continuing Education

The Company presently does not have a formal process of orientation for new directors. All new directors are given comprehensive information on the Company and its management team. At all regular board meetings there is a discussion of the business of the Company which provides new and existing directors with an overview of the Company’s operations. From time to time, corporate officers and legal, financial and other experts are invited to attend board meetings to describe matters in their areas of expertise. In addition, the board of directors visits each of the Company’s material operating assets at least annually. Part of the mandate of the Corporate Governance and Nominating Committee is to establish procedures and approve orientation and education programs for new members of the board and establish and approve continuing education opportunities for all directors to ensure their knowledge and understanding of the Company’s business and the rules and regulations pertaining to or affecting the Company’s business remain current.

Ethical Business Conduct

The board has adopted a formal written Code of Business Conduct and Ethics (the “Code”) as well as a Code of Ethics for Financial Reporting Officers, a Timely Disclosure, Confidentiality and Insider Trading Policy and an Internal Employee Alert Policy. A copy of each document may be obtained from the Secretary of the Company and a copy of the Code may be obtained from SEDAR at www.sedar.com.

The Code is intended to document the principles of conduct and ethics to be followed by all of the Company’s employees, officers and directors and any consultants or other external parties in a similar role with the Company. Its purpose is to:

  Promote honest and ethical conduct, including disclosure to an appropriate person of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

  Promote avoidance of conflicts of interest;

  Promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the securities regulators and in other public communications made by the Company;

  Promote compliance with applicable laws, rules and regulations;

  Promote the prompt internal reporting to an appropriate person of violations of the Code;

  Provide guidance to employees, officers and directors to help them recognize and deal with ethical issues;

  Foster the development of a culture of honesty and accountability with the Company; and

  Describe the procedure for reporting, and if appropriate, investigation of any perceived violations of the Code or any perceived unethical business conduct (with reference to the Internal Employee Alert Policy).

The Company monitors compliance with the Code by requiring each director, officer and employee to sign an acknowledgement stating that he or she has reviewed the Code and will comply with the terms of the Code.

In accordance with the CBCA, directors who are a party to, or are a director or an officer of a person which is a party to, a material contract or material transaction or a proposed material contract or proposed material transaction are required to disclose the nature and extent of their interest and not to vote on any resolution to approve the contract or transaction. In addition, in certain cases, an independent committee of the board of directors may be formed to deliberate on such matters in the absence of the interested party.

Nomination of Directors - Corporate Governance and Nominating Committee

The Company has a Corporate Governance and Nominating Committee that currently consists of Larry Okada (chair), Albert Appleton and John McCombe, each of whom is independent.

The purpose of the Corporate Governance and Nominating Committee is to assist the board in fulfilling its oversight responsibilities relating to corporate governance and the board of directors by assessing the effectiveness of the board as a whole and the contribution of its individual members, by assessing and improving the Company’s governance practices, by proposing new nominees for election or appointment to the board and by orienting new directors.

Compensation – Compensation Committee

The Company has a Compensation Committee that currently consists of Timothy R. Lindsey (chair), Albert Appleton and Larry Okada, each of whom is independent.

The purpose of the Compensation Committee is to assist the board in fulfilling its oversight responsibilities relating to compensation. The Compensation Committee has the authority to oversee the development and administration of compensation philosophies and competitive policies, to make recommendations to the board regarding the compensation arrangements for the Company’s senior officers, to make recommendations to the board regarding all new employment related agreements and arrangements and to administer the Company’s equity incentive plans.

During 2011, the Compensation Committee did not retain any outside consultants or advisors.

Environmental Committee

The Company has an Environmental Committee that currently consists of Albert Appleton (chair - independent), Timothy R. Lindsey (independent) and John Shanahan (non independent).

The Environmental Committee has been established to assist the board in its oversight of environmental issues. The responsibilities of the Environmental Committee are to:

  Establish and recommend to the board for approval, goals, policies and programs relative to environmental issues and any changes in or additions to such goals, policies and programs;

  Make inquiries of management concerning compliance with applicable laws, rules, regulations and standards of corporate conduct relative to environmental issues;

  Receive reports on the nature and extent of compliance or any non-compliance with environmental policies, programs and applicable legislation and establish plans to correct deficiencies, if any, and to report to the board on the status of such matters;

  Review with management the following items as they relate to environmental matters: (i) the Company’s policies with respect to risk assessment and risk management; (ii) the Company’s major financial risk exposures; (iii) the steps management has taken to monitor and control such exposures; (iv) the effect of relevant regulatory initiatives and trends; and (v) all material claims, demands and legal proceedings against the Company;

  Review with management the Company’s record of performance on environmental matters, along with any proposed actions based on the record of performance; and

  Apprise the Audit Committee of significant changes in financial risk exposures or potential disclosure issues relating to environmental matters.

Safety Committee

The Company has a Safety Committee which currently consists of John McCombe (chair – independent), Timothy R. Lindsey (independent) and John Shanahan (non independent).

The Safety Committee has been established to assist the board in its oversight of occupational safety issues. The responsibilities of the Environmental Committee are to:

  Establish and recommend to the board for approval, goals, policies and programs relative to safety issues and any changes in or additions to such goals, policies and programs;

  Make inquiries of management concerning compliance with applicable laws, rules, regulations and standards of corporate conduct relative to safety issues;

  Receive reports on the nature and extent of compliance or any non-compliance with safety policies, programs and applicable legislation and establish plans to correct deficiencies, if any, and to report to the board on the status of such matters;

  Review with management the following items as they relate to safety matters: (i) the Company’s policies with respect to risk assessment and risk management; (ii) the Company’s major financial risk exposures; (iii) the steps management has taken to monitor and control such exposures; (iv) the effect of relevant regulatory initiatives and trends; and (v) all material claims, demands and legal proceedings against the Company;

  Review with management the Company’s record of performance on safety matters, along with any proposed actions based on the record of performance; and

  Apprise the Audit Committee of significant changes in financial risk exposures or potential disclosure issues relating to safety matters.

Assessments

Part of the mandate of the Corporate Governance and Nominating Committee is to assess the effectiveness of the board as a whole, as well as the contributions of individual board members, on an ongoing basis.

PART SIX - OTHER INFORMATION

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Management of the Company is not aware of a material interest, direct or indirect, of any director or officer of the Company, any other informed person of the Company, any proposed nominee for election as a director of the Company, or any associate or affiliate of any such person, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

INTERESTS OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No person who has been a director or executive officer of the Company at any time since the beginning of its last completed fiscal year, no proposed nominee for election as a director, and no associate of any of the foregoing persons has any material interest, direct or indirect, in any matter to be acted upon at the Meeting.

ADDITIONAL INFORMATION

Additional information, including the Company’s 10-K filed as its annual information form relating to the Company is available on SEDAR at www.sedar.com. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis for the year ended December 31, 2011.

The Company will provide to any person, upon request to the Secretary of the Company at 11115 E. Montgomery Drive, Suite G, Spokane Valley, Washington, USA 99206, at any time, a copy of the Company’s most recently filed annual information form and annual financial statements, together with related MD&A, and any interim financial statements of the Company that have been filed for any period after the end of the Company’s most recently completed financial year, together with the related MD&A, provided that the Company will require the payment of a reasonable charge if the request is made by a person who is not a security holder of the Company.

GENERAL

The management of the Company knows of no matters to come before the Meeting of shareholders other than as set forth in the Notice. However, if other matters which are not known to management should properly come before the Meeting, the accompanying proxy will be voted on such matters in accordance with the best judgment of the persons voting the proxy.

The CBCA permits certain eligible shareholders of the Company to submit shareholder proposals to the Company for inclusion in a management information circular for an annual meeting of shareholders. For the Company’s next annual meeting, shareholder proposals must be received by March 1, 2013.

Information contained in this Circular is given as at April 23, 2012 unless otherwise stated.

The board of directors of the Company has approved the contents of this Circular and its mailing to the shareholders.

DATED the 23rd day of April, 2012.

“John G. Shanahan”
John G. Shanahan
President and Chief Executive Officer

APPENDIX A

WARRANT AMENDMENT RESOLUTION

Be it resolved as an ordinary resolution of the shareholders that:

1.

All of the outstanding warrants of the Company be amended such that any holder exercising the warrants prior to the expiry date of the warrants will have the right to do so at a discounted exercise price, using a discount rate equal to LIBOR plus 3.5% per annum, where LIBOR is defined as the rate per annum equal to the British Bankers Association LIBOR Rate, as published by Reuters at approximately 11:00 a.m., London time, on the last business day prior to the date of exercise, with reference to the rate for terms of one year, six months, three months and one month, in accordance with the following table:

Number of Days prior to Expiry Date	LIBOR Rate
One year or more	one year LIBOR
Between six months and one year less a day	linear interpolation between the six month and one year LIBOR rates calculated with reference to the actual number of days prior to the expiry date
Between three months and six months less a day	linear interpolation between the three month and six month LIBOR rates calculated with reference to the actual number of days prior to the expiry date
Between one month and three months less a day	linear interpolation between the one month and three month LIBOR rates calculated with reference to the actual number of days prior to the expiry date
Less than one month	linear interpolation between 0% and the one month LIBOR rate calculated with reference to the actual number of days prior to the expiry date.

2.

Any one director or officer of the Company is hereby authorized, for and on behalf of the Company, to execute and, if appropriate, deliver all documents and instruments and do all other things as in the opinion of such director or officer may be necessary or advisable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such document or instrument, and the taking of any such action.

APPENDIX B

REVETT MINERALS INC.

(the “Company”)

CHARTER OF THE BOARD OF DIRECTORS

I.          PURPOSE

The Board of Directors is responsible for the stewardship of the business and for acting in the best interests of the Company and enhancing long term value for its shareholders in a manner that recognizes the concerns of other stakeholders in the Company, including its employees and the communities in which it operates.

The Board of Directors will discharge its responsibilities directly and through its committees, currently consisting of the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Environmental Committee and the Safety Committee. The Board of Directors shall meet at least quarterly to review the business, operations, corporate governance and financial results of the Company. Meetings of the Board of Directors shall also include meetings as required of the independent members of the Board without management being present.

II.        COMPOSITION

The Board of Directors shall be constituted at all times of a majority of independent directors in accordance with National Policy 58-201. The Chairman of the Board should also be independent or alternatively the Board will appoint an independent lead director.

III.       RESPONSIBILITIES

The Board of Directors’ mandate is the stewardship of the Company and its responsibilities include, without limitation to its general mandate, the following specific responsibilities:

The assignment to committees of directors of the Company the general responsibility for developing the Company’s approach to: (i) financial reporting and internal controls; (ii) issues relating to compensation of directors, officers and employees; and (iii) corporate governance issues and matters relating to nomination of directors.

With the assistance of the Corporate Governance and Nominating Committee:

Developing the Company’s approach to corporate governance, including developing a set of corporate governance principles and guidelines specific to the Company.

Reviewing the composition of the Board of Directors and ensuring it respects its independence criteria.

To the extent feasible, satisfying itself as to the integrity of the Chief Executive Officer and other senior officers and that such officers create a culture of integrity throughout the Company.

Assessing at least annually, the effectiveness of the Board of Directors as a whole, the committees of the Board of Directors and the contribution of individual directors, including, considering the appropriate size of the Board of Directors.

Ensuring that an appropriate review and selection process for new nominees to the Board of Directors is in place.

Ensuring that an appropriate orientation and education program for new members of the Board of Directors is in place.

Approving disclosure and securities compliance policies, including communications policies of the Company.

Reviewing and approving the formal charters of the Company’s Board Committees.

With the assistance of the Audit Committee:

Ensuring the integrity of the Company’s internal controls and management information systems.

Ensuring the Company’s ethical behaviour and compliance with laws and regulations, audit and accounting principles and the Company’s own governing documents.

Identifying the principal risks of the Company’s business and ensuring that appropriate systems are in place to manage these risks, including, without limitation, implementing currency and metals hedging programs and insurance coverage, as deemed appropriate.

Reviewing and approving significant operational and financial matters and the provision of direction to management on these matters.

Approving annual financial statements of the Company together with the annual management’s discussion and analysis and approving the interim financial statements of the Company and the related management’s discussion and analysis, unless such approval is specifically delegated to the Audit Committee of the Board.

As required and agreed upon, providing assistance to shareholders concerning the integrity of the Company’s reported financial performance.

With the assistance of the Compensation Committee:

Establishing appropriate performance criteria for the senior management of the Company, and approving the compensation of the senior management and the directors.

With the assistance of the Chief Executive Officer, monitoring and reviewing feedback provided by the Company’s shareholders.

Succession planning including selecting, appointing, training, monitoring, evaluating and, if necessary, replacing senior management and to ensure management succession.

Adopting a strategic planning process, approving at least annually a strategic plan that takes into account business opportunities and business risks identified by the Board and/or a committee of the Board and monitoring performance against such plans.

Reviewing and approving corporate objectives and goals applicable to the Company’s senior management and monitoring realization of those objectives.

Reviewing with senior management:

major corporate decisions which require Board approval and approving such decisions as they arise.

major capital expenditure decisions in excess of thresholds previously authorized in a budget or by resolution of the Board of Directors.

material decisions relating to senior personnel, major property acquisitions or divestments, major investments, etc.

Performing such other functions as prescribed by law or assigned to the Board of Directors in the Company’s constating documents, by-laws and policies.

IV.        MISCELLANEOUS

1.	The members of the Board are expected to attend all meetings of the Board of Directors unless prior notification of absence is provided.

2.

The members of the Board are required to have reviewed Board materials in advance of the meeting and be prepared to discuss such materials at the meeting, to actively participate in Board deliberations, and to take full responsibility for Board decisions.

3.	Board members will treat their fellow Board members with respect.

4.

The members of the Board should endeavour to avoid conflicts between their own personal interests and those of the Company and, where conflicts exist, to fully disclose such conflicts to the Board and refrain from participating in decisions relating to the subject matter of such conflicts.

5.

The Board shall provide contact information on the website of the Company of an independent director responsible for receiving feedback from shareholders and such director will report to the whole Board on a regular basis on the feedback received.

Reviewed and approved by the Board of Directors of Revett Minerals Inc. on April 19, 2012.